SONTERRA OIL & GAS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Sonterra Oil & Gas, Inc. and Subsidiary
San Antonio, Texas

We have audited the consolidated balance sheet of Sonterra Oil & Gas, Inc. and subsidiary (the “Company”) as of December 31, 2007 and the related consolidated statements of operations, shareholder’s equity (deficit) and cash flows for the period April 17, 2007 (date of inception) to December 31, 2007 and the statements of operations, equity and cash flows for Certain Acquired Oil and Gas Properties for the period of January 1, 2007 to August 3, 2007 and for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence which supports the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sonterra Oil & Gas, Inc. and subsidiary as of December 31, 2007, and the consolidated results of its operations and cash flows for the period then ended and the results of Certain Oil and Gas Properties operations and cash flows for the period of January 1, 2007 to August 3, 2007 and for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Akin, Doherty, Klein & Feuge, P.C.

Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
May 5, 2008

SONTERRA OIL & GAS, INC.
Consolidated Balance Sheet

December 31, 2007
ASSETS
Current Assets
Cash and equivalents	$2,195,899
Accounts receivable	2,901,502
Prepaid expenses	151,998
Total current assets	5,249,399

Property and Equipment, net
Oil and gas properties (full cost method of accounting)
Unproved properties	848,894
Proved properties	4,547,578
Pipelines and facilities	778,418
Total oil and gas properties	6,174,890
Less accumulated depreciation, depletion and amortization	(348,198)
5,826,692
Other property and equipment, net	30,000
Total property and equipment, net	5,856,692

Other Assets
Debt issuance costs, net of amortization	285,353
Total other assets	285,353

Total Assets	$11,391,444

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Accounts payable, trade	$2,378,342
Other payables and accrued liabilities	890,496
Participant advances received	948,494
Interest payable	268,527
Total current liabilities	4,485,859

Noncurrent Liabilities
Long-term debt	7,990,010
Asset retirement obligation	116,751
Total noncurrent liabilities	8,106,761

Shareholders' Equity (Deficit)
Common stock, no par value, 1,000 shares authorized, 363 shares
issued and 333 shares outstanding	10,890
Retained earnings (deficit)	(1,211,166)
Less treasury stock, at cost, 30 shares	(900)
Total shareholders' equity (deficit)	(1,201,176)

Total Liabilities and Shareholders' Equity (Deficit)	$11,391,444

See notes to audited consolidated financial statements.

SONTERRA OIL & GAS, INC.
Consolidated Statements of Operations
		Certain Acquired Oil and Gas Properties
	April 17, 2007
	(Inception)	January 1, 2007	January 1, 2006
	to	to	to
	December 31, 2007	August 3, 2007	December 31, 2006

Revenues
Oil and gas sales	$623,276	$1,883,900	$4,722,640
Contract operating income	265,718	-	-
Operating overhead income	16,347	-	-
Gas gathering operations	43,571	88,539	168,002
Total revenues	948,912	1,972,439	4,890,642

Costs and Expenses
Lease operating expenses	486,461	730,335	1,210,208
Production taxes	40,916	123,885	306,912
Gas gathering operations	-	6,563	5,080
Impairment of pipeline	-	-	1,330,000
Depreciation, depletion and amortization	348,198	576,184	1,503,149
Accretion on asset retirement obligation	5,989	7,829	11,347
General and administrative	809,283	71,800	216,000
Total costs and expenses	1,690,847	1,516,596	4,582,696

Income (Loss) from Operations	(741,935)	455,843	307,946

Other Income (Expense)
Interest expense	(428,249)	-	-
Debt issuance costs amortization	(40,982)	-	-
Net other income (expense)	(469,231)	-	-

Net Income (Loss) Before Tax	(1,211,166)	455,843	307,946

Deferred income tax expense (benefit)	-	173,220	117,019

Net Income (Loss)	$(1,211,166)	$282,623	$190,927

Earnings (Loss) Per Common Share:

Basic and diluted	$(5,132.06)

Weighted average number of common
shares outstanding:
Basic	236
Diluted	236

See notes to audited consolidated financial statements.

SONTERRA OIL & GAS, INC.
Consolidated Statements of Shareholders' Equity (Deficit)

					Total
			Retained		Shareholders'
	Common Stock		Earnings	Treasury	Equity
	Shares	Amount	(Deficit)	Stock	(Deficit)

Balance, April 17, 2007 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	363	10,890	-	-	10,890
Repurchase of common stock	(30)	-	-	(900)	(900)
Net loss	-	-	(1,211,166)	-	(1,211,166)

Balance, December 31, 2007	333	$10,890	$(1,211,166)	$(900)	$(1,201,176)

Certain Acquired Oil and Gas Properties
Statements of Equity
					Equity

Balance, January 1, 2006					$6,915,177

Net distributed equity					(2,915,107)
Net income for the year					190,927

Balance, December 31, 2006					4,190,997

Net distributed equity					(636,201)
Net income for the period					282,623

Balance, August 3, 2007					$3,837,419

See notes to audited consolidated financial statements.

SONTERRA OIL & GAS, INC.
Consolidated Statements of Cash Flows

		Certain Acquired Oil and Gas Properties
	April 17, 2007
	(Inception)	January 1, 2007	January 1, 2006
	to	to	to
	December 31, 2007	August 3, 2007	December 31, 2006

Operating Activities
Net income (loss)	$(1,211,166)	$282,623	$190,927
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation, depletion and amortization	348,198	576,184	1,503,149
Accretion on asset retirement obligation	5,989	7,829	11,347
Impairment of pipeline	-	-	1,330,000
Changes in operating assets and liabilities:
Accounts receivable	(2,901,502)	-	-
Prepaid expenses	(151,998)	-	-
Accounts payable and accrued liabilities	3,268,838	-	-
Participant advances received	948,494	-	-
Interest payable	268,527	-	-
Net cash provided by operating activities	575,380	866,636	3,035,423

Investing Activities
Purchases and development of oil and gas
properties	(6,064,128)	(230,435)	(120,316)
Purchase of other property and equipment	(30,000)	-	-
Net cash (used) by investing activities	(6,094,128)	(230,435)	(120,316)

Financing Activities
Proceeds from issuance of long-term
debt, net of debt issuance costs	8,027,157	-	-
Repayment of long-term debt	(322,500)	-	-
Proceeds from issuance of common stock	10,890	-	-
Purchase of treasury shares	(900)	-	-
Distributed equity	-	(636,201)	(2,915,107)
Net cash provided (used) by financing activities	7,714,647	(636,201)	(2,915,107)

Net Increase in Cash and Equivalents	2,195,899	-	-

Cash and equivalents at beginning of period	-	-	-

Cash and Equivalents at End of Period	$2,195,899	$-	$-

Supplemental Disclosures
Interest paid in cash	$159,722	N/A	N/A
Income taxes paid in cash	$-	N/A	N/A

See notes to audited consolidated financial statements.

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations: Sonterra Oil & Gas, Inc. (the Company) was incorporated in the State of Delaware on April 17, 2007 to begin operations in the acquisition, development, and operation of oil and gas properties. The Company’s current geographic focus is on developing offshore oil and gas reserves in Matagorda Bay along the Texas coast. See Note B.

Consolidation: The financial statements include the accounts of the Company’s wholly-owned subsidiary Sonterra Operating, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

The financial statements also include the statements of operations, equity and cash flows for the period of January 1, 2007 to August 3, 2007, and for the year ended December 31, 2006, of the Certain Acquired Oil and Gas Properties acquired by the Company in August, 2007. See Note B. The statements of operations include the revenues and direct expense (lease operating, production taxes and pipeline operations) based on historical data for each respective property. Depreciation, depletion and amortization (DD&A) was computed based on the historical DD&A rates of each seller, and applied to the properties acquired. General and administrative expenses attributable to the Certain Acquired Oil and Gas Properties on the statements of operations are determined based on the pro-rata allocation of the sellers’ total general and administrative expenses to the capitalized oil and gas property costs acquired by the Company as a percentage of the sellers’ total capitalized oil and gas property costs. Management believes the costs and operations of the acquired properties are reasonable and appropriate.

Revenue Recognition: Oil and gas revenue is recognized from the Company’s and the Certain Acquired Oil and Gas Properties’ interest in producing wells as the oil and gas is sold to third parties.

Cash and Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable: Accounts receivable are reported at outstanding principal net of allowance for doubtful accounts of $0 at December 31, 2007. The allowance for doubtful accounts is determined based on the Company’s historical losses, as well as review of specific accounts. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible. The Company does not charge interest on accounts receivable.

Oil and Gas Properties: Oil and gas properties are stated at historical cost using the full cost method of accounting. Under this method, all costs associated with acquisition, exploration, and development of oil and gas properties are capitalized. Costs capitalized include acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling and equipping productive and non-productive wells. Capitalized costs are categorized either as being subject to amortization or not subject to amortization.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves and estimated future costs to plug and abandon wells and costs of site restoration, are amortized on the unit-of-production method using estimates of proved reserves as determined by independent engineers. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, capitalized costs, less accumulated amortization and related deferred income taxes, shall not exceed an amount (the full cost ceiling) equal to the sum of:

1)
the present value of estimated future net revenues computed by applying current prices of oil and gas reserves to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;

2)	plus the cost of properties not being amortized;

3)	plus the lower of cost or estimated fair value of unproven properties included in the costs being amortized;

4)	less income tax effects related to the differences between the book and tax basis of the properties.

5)
Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Other Property and Equipment: Other property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the useful lives of the assets ranging from three to seven years. Major renewals and betterments are capitalized while repairs are expensed as incurred.

Debt Issuance Costs: Costs incurred in connection with obtaining debt financing are capitalized and amortized over the term of the debt.

Asset Retirement Obligation: The estimated future costs for known environmental remediation requirements are accrued when it is probable that the liability has been incurred and the amounts of remediation costs can be reasonably estimated. This generally occurs when a well is completed for production.

Income Taxes: Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company is subject to Texas margin taxes; however, no margin tax liability is expected or accrued for 2007.

The net income reported by the Certain Acquired Oil and Gas Properties in these financial statements does not represent the results of operations of a taxable entity. However, an income tax provision is recorded on the statements of operations using a rate of 34% for federal income taxes and 3% for state income taxes, resulting in a 37% total effective rate.

Earnings (Loss) Per Common Share: Basic earnings (loss) per common share is computed on the basis of the weighted average number of common shares outstanding during each year. Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings (loss) per share are excluded from the calculation.

Concentrations of Credit Risk: The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and equivalents, and accounts receivable. The Company places its cash with major financial institutions, which from time to time, may exceed federally insured limits. Management periodically reviews the financial condition of the institutions and believes the risk of loss is minimal. Substantially all of the Company’s accounts receivable is from oil and gas sales and joint interest billings to third parties in the oil and natural gas industry. Collateral is generally not required. Historically, the Company has not experienced credit losses on receivables.

Fair Value of Financial Instruments: Current assets and current liabilities are reflected in the accompanying financial statements at cost, which approximates fair value because of the short-term maturity of these instruments. Long-term debt is based on secondary market indices. Since it is not quoted, estimates are based on obligations’ characteristics, including maturities, interest rates, credit rating, collateral, amortization schedule and liquidity. The carrying amount approximates fair value.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates that may significantly impact the Company financial statements include reserves, depletion, and impairment on oil and gas properties.

Governmental Regulations: These operations are subject to federal, state and local provisions regulating the discharge of materials into the environment. Management believes that its current practices and procedures for the control and disposition of such wastes substantially comply with applicable federal and state requirements.

Recent Accounting Pronouncements:
FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109”: Interpretation 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Interpretation 48 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest and penalties. Interpretation 48 was effective at the Company’s inception, and did not have a significant impact on its financial statements.

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

FASB Statement of Accounting Standard No. 157, “Fair Value Measurement”(“SFAS 157”): SFAS 157, issued in September 2006, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, but does not expand the use of fair value in any new circumstances. In February 2008, the FASB granted a one-year deferral of the effective date of this statement as it applies to non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis (e.g. those measured at fair value in a business combination and goodwill impairment). SFAS No. 157 is effective for all recurring measures of financial assets and liabilities (e.g. derivatives and investment securities) for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. The Company has completed its initial evaluation of the impact of SFAS No. 157 as it relates to its financial assets and liabilities and determined that its adoption is not expected to have a material impact on its financial position or results of operations.

FASB Statement of Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”): SFAS 159, issued in February 2007, allows entities the option to measure the eligible financial instruments at fair value as of specified dates. Such election, which may be applied on an instrument by instrument basis, is typically irrevocable once elected. SFAS No. 159 is effective fiscal years beginning after November 15, 2007, and early application is allowed under certain circumstances. The Company does not expect the adoption of SFAS No. 159 to have a significant impact on the Company’s financial statements.

FASB Statement of Accounting Standards No. 141 (R), “Business Combinations” (“SFAS 141 (R)”): SFAS No. 141(R) was issued in December 2007 to replace SFAS 141. SFAS 141 (R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquire and the goodwill acquired. The Statement also establishes disclosure requirements, which will enable users to evaluate the nature and financial effects of the business combination. SFAS 141 (R) is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 141 (R) will have an impact on accounting for business combinations once adopted, but the effect is dependent upon acquisitions at that time.

FASB Statement of Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”): SFAS 160, issued in December 2007, establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company does not currently have any non-controlling interests.

NOTE B - ACQUISTION OF OIL AND GAS PROPERTIES

The Company used proceeds from the financing transactions described at Note C - Long-Term Debt, to acquire certain oil and gas properties, as follows:

Purchased on August 3, 2007 from Cinco Natural Resources Corporation (“Cinco”):
a.	60% of Cinco’s interest (63.00% working interest and 49.77% net revenue interest) in the Matagorda Bay 150 #1 producing gas well and the related 320 acre tract leased from the State of Texas.
b.	60% of Cinco’s interest (50.50% working interest and 39.26% net revenue interest) in the Matagorda Bay 150 #2 producing gas well and the related 320 acre tract leased from the State of Texas.
c.	Certain other tracts leased from the State of Texas, none of which currently have any production.

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE B - ACQUISTION OF OIL AND GAS PROPERTIES - continued

Purchased on August 29, 2007 from Flash Gas & Oil, Southwest, Inc. (“Flash”):
a.	100% of Flash’s interest (35.99% working interest and 27.65% net revenue interest) in the Matagorda Bay 150 #1 producing gas well.
b.	100% interest in the 7.3 mile pipeline connecting the Matagorda Bay 150 #1 and 150 #2 to the Keller Bay Facility onshore, located in Calhoun County, Texas.

NOTE C - LONG-TERM DEBT

On July 9, 2007, the Company, pursuant to a securities purchase agreement with an investment group (which is the sole shareholder of the Company at December 31, 2007) (the “Investment Group”) received $322,500 in exchange for a senior secured note (the “Deposit Note”) payable to the Investment Group. This financing was provided for an acquisition deposit paid by the Company to Cinco for the acquisition from Cinco described in Note B - Acquisition of Oil and Gas Properties. The Deposit note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest was paid from the date of issuance through August 3, 2007 at a rate equal to a three-month LIBOR plus 8.25%.

On August 3, 2007, in connection with the closing of the Cinco acquisition and pursuant to the amended securities purchase agreement with the Investment Group, the Company received an advance of $5,990,010 (of which $322,500 refinanced the Deposit Note) in exchange for a senior secured note (the “Equity Note”) payable to the Investment Group. The Equity Note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest payments are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter. Concurrent with the issuance of this note, the Company issued to the Investment Group a warrant to purchase 50 shares of the Company’s common stock. Pursuant to a securities exchange agreement, the Investment Group agreed to exchange all its shares of Sonterra Common Stock and the Equity Note for shares of River Capital Group, Inc. (“RCGI”), a “shell” company registered with the Securities and Exchange Commission. Also part of the securities exchange transaction is an exchange of the warrant to purchase 50 shares of the Company’s common stock for a warrant to purchase a specified number of Common Shares of RCGI. The Investment Group is a majority owner of RCGI. This transaction was consummated on February 14, 2008. See Note G.

On August 29, 2007, Sonterra received $2,000,000 in exchange for a senior secured note (the “Non-Equity Note”) payable to the Investment Group. A portion of these proceeds were used to provide funds for the acquisition of properties from Flash described in Note B - Acquisition of Oil and Gas Properties. The Non-Equity note was issued with a maturity date of August 31, 2010, with the principal balance being due in full at maturity. Interest payments are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter.

Subject to certain terms and conditions, and during the period from February 14, 2007 through December 31, 2008, the Company has the option to obtain additional debt financing from the Investment Group by issuing additional senior secured notes with a maturity date of August 31, 2010. The principal amounts of these additional notes, if the Company chooses to issue them, may not exceed $2 million in any fiscal quarter. Interest payments on these notes, if issued, are due quarterly at a rate equal to a three-month LIBOR plus 8.25%, redetermined for each calendar quarter.

The following is a schedule of principal maturities of debt as of December 31, 2007, after giving consideration to the exchange of the $5,990,010 senior secured note for common stock of the Company as described above:

Year Ended December 31,
2008	$—
2009	—
2010	2,000,000
Total	$2,000,000

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE C - LONG-TERM DEBT - continued

Each of the Deposit Note, Equity Note and Non-Equity Note contain certain restrictive covenants which, among other things, limit the incurrence of additional debt, investments, liens, dividends, prepayments of indebtedness, asset dispositions, mergers and consolidations, and other matters customarily restricted in such agreements. The Non-Equity Note requires the Company to comply with certain financial covenants including a minimum quarterly revenue amount, minimum oil and gas reserve quantity amount, and a minimum proved reserve value ratio. The notes also include customary events of default. The financial covenants are measured as of each calendar quarter. Upon the occurrence and continuation of an event of default, the holder of the notes may declare all or any portion of the Notes to be due and payable immediately. The Company was not in compliance with all covenants of the outstanding Non-Equity Note at December 31, 2007. A waiver of requirement for compliance with the debt covenants at December 31, 2007 was received from the Investment Group.

Subsequent to year end, the financial covenants related to the Non-Equity Note were amended effective for all financial covenant measurement dates in 2008. The Company expects to be in compliance with these financial covenants for the period amended.
NOTE D - ASSET RETIREMENT COSTS AND OBLIGATIONS

An asset retirement obligation of $116,751 as of December 31, 2007 is provided, to reflect the Company’s legal obligations related to future plugging and abandonment of its wells. The following is a reconciliation of the asset retirement obligation for the periods presented in the Balance Sheet:

April 17, 2007 (Inception) to Dec. 31, 2007

Balance, beginning of period	$—
Liabilities incurred	110,762
Liabilities, change in estimate	—
Liabilities settled and / or disposed	—
Accretion expense	5,989
Balance, end of period	$116,751

NOTE E - INCOME TAXES

The Company has not reported any taxable income since inception. Deferred federal income taxes are composed of the following:

Dec. 31, 2007
Deferred tax assets:
Tax net operating loss carryforward, expiring 2027	$421,000
Depletion	33,000
Asset retirement obligation accretion	2,000
Gross deferred assets	456,000
Deferred tax liabilities:
Depreciation	(34,000)
Intangible drilling costs	(2,000)
Gross deferred liabilities	(36,000)
Net deferred tax asset	420,000
Less valuation allowance	(420,000)
Deferred tax asset recorded	$—

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the net deferred income tax asset to warrant the application of a full valuation allowance as of December 31, 2007.

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE F - OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES

The estimates of the Company’s proved reserves and related future net cash flows that are presented in the following tables are based upon estimates made by independent petroleum engineering consultants. The reserve information was prepared as of December 31, 2007. There are many inherent uncertainties in estimating proved reserve quantities, projecting future production rates, and timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available. Proved developed reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Costs Incurred and Capitalized Costs

The costs incurred in oil and gas acquisition, exploration and development activities are as follows:

Period Ended December 31,
2007

Property acquisition costs, proved	$4,542,924
Property acquisition costs, unproved	848,894
Exploration costs	4,654
Development costs	—
Pipeline and facilities acquisition costs	778,418
$6,174,890

The following costs of unproved properties are capitalized as part of the Company’s full cost pool. These costs are excluded from the calculation of full cost pool amortization until such time the related drilling programs are completed and the costs can be evaluated as proved, or until the costs are determined to be impaired.
December 31,
2007
Unproved properties:
Oil and gas leasehold acreage acquisition costs	$843,345
Geological and geophysical costs	5,549
Drilling in progress	—
$848,894

Oil and Gas Reserves and Related Financial Data (Unaudited)

Changes in estimated net quantities of conventional oil and gas reserves, all of which are located within the United States, are as follows:
	Gas	Oil
	(Mcf)	(Bbls)
Proved developed and undeveloped reserves:
Beginning of period	—	—
Extensions and discoveries	—	—
Reserves purchased	1,506,401	59,655
Sales volumes	(68,881)	(2,405)
Revisions of previous engineering estimates	—	—
Reserves transferred	—	—
Proved reserves, December 31, 2007	1,437,520	57,250
Proved developed reserves:
Beginning of period	—	—
Proved developed reserves, December 31, 2007	379,300	14,920

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE F - OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES - continued

The following table sets forth a standardized measure of the estimated discounted future net cash flows attributable to the Company’s proved developed and undeveloped oil and gas reserves. Prices used to determine future cash inflows were based on the December 31, 2007 period end price for the proved developed reserves of $6.19 per mcf of gas and $91.45 per barrel of oil. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expense was estimated at 34% for combined federal and state rate, after giving consideration to the Company’s net operating loss carryforward and other tax attributes.

Future cash inflows	$14,136,120
Future production costs	(2,892,140)
Future development costs	(3,016,710)
Future income tax expense	(2,389,000)
Future net cash flows	5,838,270
10% annual discount to reflect timing of net cash flows	(2,043,470)
Standardized measure of discounted future net cash flows relating to proved reserves	$3,794,800

The principal factors comprising the changes in the standardized measure of discounted future net cash flows are as follows:

Standardized measure, beginning of period	$—
Extensions and discoveries	—
Reserves purchased	5,443,699
Development costs incurred	—
Sales and transfers, net of production costs	(95,899)
Revisions in quantity and price estimates	—
Net change in income taxes	(1,553,000)
Accretion of discount	—
Standardized measure, end of period	$3,794,800

NOTE G - SUBSEQUENT EVENTS

On February 14, 2008, Sonterra Resources, Inc. (“New Sonterra”, formerly River Capital Group, Inc.) consummated the transactions (the “Securities Exchange”) contemplated by the Securities Exchange and Additional Note Purchase Agreement entered into on August 3, 2007 with The Longview Fund, L.P. (“Longview”), the beneficial owner, at the time, together with an affiliated fund, of approximately 66.6% of the common stock of New Sonterra. As part of the Securities Exchange (i) New Sonterra’s 38,552,749 then issued and outstanding shares of common stock were combined into 3,855,275 shares of common stock in a 1-for-10 reverse stock split; (ii) River Capital Group, Inc.’s name was changed to “Sonterra Resources, Inc.”; and (iii) Longview exchanged all of its shares of common stock of the Company, New Sonterra’s now wholly owned subsidiary, a $5,990,010 equity note from the Company and a warrant to purchase 50 shares of the Company’s common stock for 21,846,558 shares of New Sonterra’s common stock and a warrant to purchase 4,958,678 shares of New Sonterra’s common stock. Longview also exchanged its $2,000,000 non-equity note from the Company for a senior secured note made by New Sonterra in an equal principal amount.

As a result of the Securities Exchange (i) 100% of the issued and outstanding capital stock of the Company is owned by New Sonterra; (ii) New Sonterra is engaged, through the Company, in the operation and development of oil and gas properties and related assets; (iii) the Company’s management comprises the management of New Sonterra; and (iv) the former shareholders of the Company now hold 95.8% of the common stock of New Sonterra.

SONTERRA OIL & GAS, INC.
Notes to Audited Consolidated Financial Statements
December 31, 2007

NOTE G - SUBSEQUENT EVENTS - continued

The following pro forma condensed consolidated balance sheet presents the effects of the Securities Exchange as if it was effective on December 31, 2007.

	Sonterra Oil & Gas, Inc.	Sonterra Resources, Inc. (formerly River Capital Group, Inc.)	Pro Forma Adjustments Related to Subsequent Event		Pro Forma Consolidated Balance Sheet
Assets
Current Assets	$5,249,399	$39,218	$—		$5,288,617
Property and Equipment, Net	5,856,692	—	—		5,856,692
Other Assets	285,353	—	(213,925)	(c)	71,428
Total Assets	$11,391,444	$39,218	$(213,925)		$11,216,737

Liabilities and Shareholders’ Equity (Deficit)
Current Liabilities	$4,485,859	$512,227	$337,000	(f)	$5,335,086
Noncurrent Liabilities	8,106,761	—	(5,990,010)	(b)	2,116,751
Shareholders’ Equity (Deficit)	(1,201,176)	(473,009)	5,990,010	(b)	3,784,900
			(213,925)	(c)
			—	(e)
			(337,000)	(f)
Total Liabilities and Shareholders’ Equity (Deficit)	$11,391,444	$39,218	$(213,925)		$11,216,737

Common Share Data:
Shares Authorized	1,000	50,000,000	(1,000)	(d)	50,000,000
Shares Issued	363	38,552,749	(34,697,474)	(a)	26,346,994
			21,846,558	(c)
			(363)	(d)
			645,161	(e)
Shares Outstanding	333	38,552,749	(34,697,474)	(a)	26,346,994
			21,846,558	(c)
			(333)	(d)
			645,161	(e)

(a)	Reduce the number of Sonterra Resources, Inc. shares issued and outstanding to reflect the 10:1 reverse stock split.
(b)	Convert the Equity Note from debt to equity.
(c)	Adjust debt issuance costs for balances related to the Equity Note which was converted from debt to equity.
(d)	Eliminate shares authorized, issued and outstanding for Sonterra Oil & Gas, Inc.
(e)	New shares of Sonterra Resources, Inc. common stock issued concurrent with the Securities Exchange as compensation for third party advisory services received in relation to the transaction.
(f)	Accrue expenses of Sonterra Resources, Inc. incurred through the date of and related to the Securities Exchange.